EXHIBIT 99.1

LIMITED POWER OF ATTORNEY

                    The undersigned does hereby appoint W. MICHAEL VAN HAREN and JEFFREY A. OTT, or either of them, with full power of substitution, his attorneys and agents to do any and all acts and things and to execute and file any and all documents and instruments that such attorneys and agents, or either of them, consider necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or other capacity) to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with his sale of any security related to Steelcase Inc. (the "Company") pursuant to Rule 144 issued under the Securities Act and the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Section 13 or 16(a) of the Exchange Act including, without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or other capacity, to any report or statement on Schedules 13D or 13G and Forms 3, 4, 5 or 144, or to any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

                    The undersigned agrees that the attorneys-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact.

                    This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked.

Date: 1/30/03	/s/ David D. Hunting, Jr. David D. Hunting, Jr.